Exhibit 10.173

LAM RESEARCH CORPORATION (Novellus Systems, Inc.)

2011 Stock Incentive Plan (As Amended)

Nonstatutory Stock Option Agreement

Pursuant to the terms of the 2011 Stock Incentive Plan (As Amended) (the “Plan”) Lam Research Corporation, a Delaware corporation (the “Company”), hereby grants Options to [Insert] (the “Optionee”) on the terms and conditions as set forth in this Nonstatutory Stock Option Agreement (the “Agreement”) and the Plan. Capitalized terms used but not defined in this Agreement shall have the meaning specified in the Plan. The Options are granted on [Insert] (the “Grant Date”).

NOW, THEREFORE, it is hereby agreed as follows:

1. Award of Options. Subject to the terms and conditions of this Agreement and the Plan (the terms of which are incorporated herein by reference) and effective as of the date set forth above, the Company hereby grants to the Optionee [Insert] Options to purchase a total of [Insert] Shares at the exercise price of [Insert] (the “Exercise Price”) for each Share granted under this Option.

2. Nature of the Option. This Option is intended by the Company and the Optionee to be a nonstatutory stock option, and does not qualify for any special tax benefits to the Optionee. This Option is not an Incentive Stock Option.

3. Vesting/Exercise of Option.

(a) Subject to the terms and conditions of this Agreement and provided that the Optionee continues to provide Service (as defined in Section 6 below) to the Company (or any Related Entity) through the applicable date. This Option shall vest and become exercisable during its term as follows:

(i)	[Insert] of the Shares shall vest and become exercisable on [Insert];

[Insert] of the Shares shall vest and become exercisable on [Insert];

[Insert] of the Shares shall vest and become exercisable on [Insert];

[Insert] of the Shares shall vest and become exercisable on [Insert];

such that all Shares available under the option are vested and exercisable no later than [Insert].

(ii)	This Option may not be exercised for a fraction of a Share.

(iii)	In the event of Optionee’s death, disability or other termination of employment or consulting relationship, the vesting and exercisability of the Shares is governed by Sections 6, 7 and 8 below.

(b) This Option is exercisable by delivery of an exercise notice or in such other form as permitted generally by the Company and designated by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Administrator of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c) This Option may not be exercised more than five (5) years from the date of grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

(d) In the event of a Change of Control of the Company, the Options are governed by Section 11 of the Plan.

4. Method of Payment. Unless otherwise determined by the Administrator in accordance with Section 7 or otherwise of the Plan, payment of the exercise price shall be made by cash, cash equivalent, through a cashless exercise program, or pursuant to a net exercise program (which may be required by the Administrator).

5. Restrictions on Exercise. This Option may not be exercised if the issuance of Shares upon exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, or the requirement of any stock exchange on which the Company’s shares may be listed for trading at the time of issuance. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Company Share hereby shall relieve the Company of any liability with respect to the non-issuance of the Company Share as to which such approval shall not have been obtained. The Company, however, shall use its reasonable efforts to obtain all such approvals.

6. Termination of Status as an Employee or Consultant and Leave of Absence.

(a) For purposes of this Agreement, Continuous Service shall mean the performance of services for the Company (or any Related Entity) in the capacity of an Employee and shall be considered terminated on the last day the Optionee is on payroll (“Service”). If Optionee’s Service to the Company (or any Related Entity) terminates for any reason (whether voluntary or involuntary, with or without cause), Optionee may, but only within ninety (90) days after the date such Service terminates, exercise this Option to the extent that the Options had vested and Optionee was entitled to exercise the Options at the date such Service terminated. To the extent that certain Options had not vested or Optionee was not entitled to exercise this Option at the date such Service ceased, or if Optionee does not exercise this Option within the time specified herein, the Option shall be cancelled by the Company.

(b) As of the 31st (or 91st if reemployment is guaranteed by statute or contract) day of a leave of absence, vesting of the Options will be suspended and vesting credit will no longer accrue, unless otherwise determined by the Administrator or required by contract or statute. If the Optionee returns to Service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued Service.

7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, if Optionee’s Service with the Company (or a Related Entity) terminates as a result of a Disability, Optionee may, but only within six (6) months from the date of termination of Service, exercise the Option to the extent Optionee was entitled to exercise it at the date of such termination of Service and in no event beyond the Expiration Date. To the extent that the Shares had not vested or Optionee was not entitled to exercise the Option at the date of termination of Service, or if Optionee does not exercise this Option within the time specified herein, the Option shall be cancelled by the Company.

8. Death of Optionee. In the event of the death of Optionee, if, at the time of death, the Optionee was an Employee or Company Director and had been in continuous status since the Grant Date, the Option may be exercised at any time within six (6) months following the date of death by the personal representative of the Optionee’s estate or by a person to whom the Option was transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution, but only to the extent the Option had vested and was exercisable as of the date of Optionee’s death and in no event beyond the Expiration Date.

9. Restriction on Transferability. Prior to exercise and delivery of the Shares, neither the Options, nor the Shares or any beneficial interest therein, may be sold, transferred, pledged, assigned, or otherwise alienated at any time. Any attempt to do so contrary to the provisions hereof shall be null and void. Notwithstanding the above, distribution can be made pursuant to will, the laws of descent and distribution, and if provided by the Administrator, intra-family transfer instruments, or to an inter vivos trust, or as otherwise provided by the Administrator. The terms of this Agreement shall be binding upon the executives, administrators, heirs, successors and assigns of the Optionee.

10. Tax Requirements. Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, exercise/settlement of the Option, the issuance of Shares upon settlement of the Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result.

Prior to any relevant taxable or tax withholding event, the Optionee will pay or make adequate arrangements satisfactory to the Company (in the Company’s sole discretion) to satisfy all withholding obligations. In this regard, in those cases where no such prior arrangement has been made (or where the amount of money provided is insufficient to satisfy the applicable obligations) the Optionee authorizes the Company and/or the Employer, in their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Optionee’s wages or other cash compensation paid to the Optionee; (ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option through a sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued upon exercise of the Option.

If the Optionee’s obligation is satisfied as described in (ii) of this Section, the Company will endeavor to only sell only the number of Shares required to satisfy the Optionee’s obligations for Tax-Related Items; however the Optionee agrees that the Company may sell more Shares than necessary to cover the Tax-Related Item, and that in such event, the Company will reimburse the Optionee for the excess amount withheld, in cash and without interest. If the Optionee’s obligations are satisfied as described in (iii) of this Section, the Company shall withhold a number of Shares otherwise deliverable at exercise having a Fair Market Value sufficient to satisfy the statutory minimum (or such higher amount as is acceptable without adverse accounting consequences) of the Optionee’s estimated tax obligations. The Optionee is deemed to have been issued the full number of Shares subject to the exercise, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

The Optionee shall pay to the Employer any amount of Tax-Related Items that the Employer may be required to withhold as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

Further, in consideration of the grant of Options, no claim or entitlement to compensation or damages arises if, in satisfying the Optionee’s (and/or the Employer’s) obligation for Tax-Related Items, the Company and/or the Employer withholds an amount in excess of the amount legally required to be withheld, the Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim or damages.

11. No Employment Rights. The award of the Options pursuant to this Agreement shall not give the Optionee any right to continued service with the Company or a Related Entity and shall not interfere with the ability of the Employee to terminate the Optionee’s Service with the Company at any time with or without cause.

12. Severability. The provisions of this Agreement are severable and if all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. Rights as Shareholder. The Optionee shall not have voting, dividend or any other rights as a shareholder of the Company with respect to the Options. Upon exercise of the Optionee’s Options into Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), the Optionee will obtain full voting, dividend and other rights as a shareholder of the Company.

14. Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Optionee, the Company, and all other interested persons. No Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

15. Effect on Other Employee Benefit Plans. The value of the Options granted pursuant to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Optionees’s benefits under any employee benefit plan sponsored by the Company or any Related Entity, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Related Entity’s employee benefit plans.

16. Nature of the Grant. In accepting the Options, the Optionee acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of Options is voluntary and occasional and does not create any contractual or other right to receive future awards of Options, or benefits in lieu of Options even if Options have been awarded repeatedly in the past;

(c) all decisions with respect to future grants of Options, if any, will be at the sole discretion of the Company;

(d) the Optionee’s participation in the Plan is voluntary;

(e) Options that do not constitute compensation of any kind for services rendered to the Company or to the Employer, and Options are outside the scope of the Optionee’s employment contract, if any;

(f) Options are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any overtime, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(g) in the event that the Optionee is not an Employee, the grant of Options will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of Options will not be interpreted to form an employment contract with the Employer or any Related Entity;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i) if the Optionee receives Shares upon exercise of the Options, the value of such Shares may increase or decrease in value;

(j) in consideration of the grant of Options, no claim or entitlement to compensation or damages arises from termination of the Options or diminution in value of the Options or Shares received upon vesting of Options resulting from termination of the Optionee’s Service to the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

17. Data Privacy Notice and Consent. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company and Related Entities for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

The Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon exercise of the Options may be deposited. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Optionee understands, however, that refusal or withdrawal of consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

18. Amendment of Agreement. This Agreement may be amended only by a writing which specifically states that it amends this Agreement. Notwithstanding the foregoing, this Agreement may be amended unilaterally by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Optionee, and provided that no such amendment adversely affects the rights of the Optionee. Limiting the foregoing, the Committee reserves the right to change, by written notice to the Optionee, the provisions of the Options or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, or, to the extent permissible under the Plan (including, but not limited to, Sections 10, 11 and 13 of the Plan).

19. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Stock Administrator. Any notice to be given to the Optionee shall be addressed to the Optionee at the address listed in the Employer’s records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.

20. Construction. The Options are being issued pursuant to the Plan and are subject to the terms of the Plan. A copy of the Plan is available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Agreement violates or is inconsistent with a provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

21. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the Company and the Optionee with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.

22. Language. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

23. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Options granted under the Plan and participation in the Plan or future Options that may be granted under the Plan by electronic means or to request the

Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

24. Miscellaneous.

(a) The Company has established the Plan voluntarily, it is discretionary in nature and the Board may terminate, amend, or modify the Plan at any time; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Optionee’s rights under this Agreement, without the Optionee’s written approval unless such termination, amendment, or modification of the Plan is necessary in order to comply with any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision or as otherwise permissible under the Plan (including, but not limited to, Sections 10, 11 and 13 of the Plan).

(b) All obligations of the Company under the Plan and this Agreement in a Change of Control shall be governed by the Plan.

(c) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its principles of conflict of laws.

25. Acceptance of Terms and Conditions. By accepting the terms and conditions applicable to the Option, the Optionee agrees to abide by all of the governing terms and provisions of the Plan and this Agreement. Additionally, the Optionee acknowledges having read and understood the terms and conditions of the Plan and this Agreement and has had an opportunity to obtain the advice of counsel prior to accepting this Agreement. The Optionee must accept his or her agreement to abide by the terms and conditions of the Plan and Agreement by executing this Agreement electronically or, if otherwise instructed by the Company, by printing and signing a paper copy of this Agreement and returning it to the appropriate Company representative. In addition, the exercise of this Option shall be considered an additional acknowledgment of the terms and conditions contained in the Plan and Agreement.

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OPTIONEE SIGNATURE
PRINTED NAME
DATE